STOCK PURCHASE AGREEMENT

THIS AGREEMENT(this “Agreement”), entered into as of this 13th day of December, 2007, is made by and between David E. Mead (the“Shareholder”), Media Group South, Inc. (“MGUP”), and Duane Bennett (the “Buyer”).

Whereas, the Shareholders desire to sell to the Buyer and the Buyer wishes to purchase and acquire from the Shareholders all of the Shareholders’ shares of MGUP’s shares of capital stock, representing 72.47% of the capital stock of MGUP, pursuant to the terms and conditions of this Agreement.

Now, Therefore, in consideration of the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement the following terms will have the following meanings:

(a)	“Agreement” means this Stock Purchase Agreement;

(b)	“Closing” means the completion, on the date hereof, of the transactions contemplated hereby in accordance with Article 7 hereof;

(c)	“Place of Closing” means such place as the Buyer and MGUP may mutually agree upon;

(d)	“MGUP Accounts Payable and Liabilities” means all accounts payable and liabilities of MGUP, on a consolidated basis, due and owing or otherwise constituting a binding obligation of MGUP;

(e)	“MGUP Accounts Receivable” means all accounts receivable and other debts owing to MGUP, on a consolidated basis, as of December 13, 2007;

(f)
“MGUP Assets” means the undertaking and all the property and assets of the MGUP Business of every kind and description wheresoever situated including, without limitation, MGUP Equipment, MGUP Inventory, MGUP Material Contracts, MGUP Accounts Receivable, MGUP Cash, MGUP Intangible Assets and MGUP Goodwill, and all credit cards, charge cards and banking cards issued to MGUP;

(g)	“MGUP Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of MGUP or relating to the MGUP Business;

(h)	“MGUP Business” means all aspects of any business conducted by MGUP;

(i)	“MGUP Cash” means all cash on hand or on deposit to the credit of MGUP on the date hereof;

(j)	“MGUP Common Shares” means the shares of common stock in the capital of MGUP;

(k)	“MGUP Debt to Related Parties” means the debts owed by MGUP to any affiliate, director or officer of MGUP;

(l)	“MGUP Equipment” means all machinery, equipment, furniture, and furnishings used in the MGUP Business;

(m)
“MGUP Financial Statements” means, collectively, the unaudited consolidated financial statements of MGUP for the fiscal year ended December 31, 2006, and the unaudited consolidated financial statements of MGUP for the eight month period ended August 31, 2007;

(n)
“MGUP Goodwill” means the goodwill of the MGUP Business including the right to all corporate, operating and trade names associated with the MGUP Business, or any variations of such names as part of or in connection with the MGUP Business, all books and records and other information relating to the MGUP Business, all necessary licenses and authorizations and any other rights used in connection with the MGUP Business;

(o)	“MGUP Insurance Policies” means the public liability insurance and insurance against loss or damage to the MGUP Assets and the MGUP Business;

(p)
“MGUP Intangible Assets” means all of the intangible assets of MGUP, including, without limitation, MGUP Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of MGUP;

(q)	“MGUP Inventory” means all inventory and supplies of the MGUP Business as of Decembet 13, 2007;

(r)
“MGUP Material Contracts” means the burden and benefit of and the right, title and interest of MGUP in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which MGUP is entitled, whereunder MGUP is obligated to pay or entitled to receive the sum of $250 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(s)	“Shares” shall mean the MGUP Common Shares to be sold to Buyer by MGUP hereunder.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Section References and Schedules. Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4 Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
PURCHASE AND SALE

2.1 Issuance of the Shares.  Subject to all of the terms and conditions of this Agreement, the Shareholders do hereby sell, assign, transfer and convey to the Buyer, and the Buyer does hereby purchase and accept from the Shareholders, all of the Shares as set forth on Exhibit A, free and clear of all encumbrances, liens, charges and claims, which Shares represent 72.47% of the capital stock of MGUP.

2.2 Purchase Price; Payment. The purchase price for the Shares is $75,000 (collectively the “Purchase Price”) and shall be paid by wire transfer of immediately available funds or bank or certified check in accordance with Exhibit A.  The parties approve the distribution of the Purchase Price as set forth on Exhibit A.

ARTICLE 3
SHAREHOLDER REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties.  The Shareholder and MGUP jointly and severally make the representations and warranties set forth below and intend and acknowledge that the Buyer will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

The Shareholder

(a)
Power and Capacity.  The Shareholder has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes the Shareholder’s valid, legal and binding obligation and is enforceable against the Shareholder in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

MGUP - Corporate Status and Capacity

(b)
Incorporation. MGUP is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(c)
Carrying on Business. MGUP conducts the business as described in their Pink Sheet disclosure documents.  MGUP is not required to register or otherwise be qualified to carry on business in any foreign jurisdiction;

(d)	Corporate Capacity. MGUP has the corporate power, capacity and authority to own the MGUP Assets;

MGUP - Capitalization

(e)
Authorized Capital. The authorized capital of MGUP consists of:  (i) 100,000,000 MGUP Common Shares, $0.001 par value, of which 30,356,200 MGUP Common Shares are presently issued and outstanding; and (ii) no Preferred Stock.

(f)
No Option. No person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement or option for the acquisition of MGUP Common Shares or for the purchase, subscription or issuance of any other securities of MGUP;

MGUP - Records and Financial Statements

(g)	Charter Documents. The charter documents of MGUP have not been altered since its incorporation, except as filed in the record books of MGUP;

(h)
Corporate Minute Books. The corporate minute books of MGUP is complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by MGUP which required director or shareholder approval are reflected on the corporate minute books of MGUP. MGUP is not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
MGUP Financial Statements. The MGUP Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of MGUP, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the MGUP Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
MGUP Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of MGUP which are not disclosed in Schedule “A” hereto or reflected in the MGUP Financial Statements and MGUP has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(k)
MGUP Accounts Receivable. All the MGUP Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of MGUP, any claim by the obligor for set-off or counterclaim;

(l)	MGUP Bank Accounts. All of the MGUP Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto, if any;

(m)	No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, MGUP is, and on Closing will not be, indebted to any affiliate, director or officer of MGUP;

(n)	No Related Party Debt to MGUP. No director or officer or affiliate of MGUP is now indebted to or under any financial obligation to MGUP on any account whatsoever;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of MGUP have been made, declared or authorized since the date of MGUP Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the MGUP Financial Statements to or on behalf of officers, directors, shareholders or employees of MGUP or under any management agreements with MGUP, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting MGUP;

(r)	No Adverse Events. Since the date of the MGUP Financial Statements

(i)
there has not been any adverse change in the financial position or condition of MGUP, its liabilities or the MGUP Assets or any damage, loss or other change in circumstances affecting MGUP, the MGUP Business or the MGUP Assets or MGUP’s right to carry on the MGUP Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) adversely affecting MGUP, the MGUP Business or the MGUP Assets,

(iii)
there has not been any increase in the compensation payable or to become payable by MGUP to any of MGUP’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the MGUP Business has been and continues to be carried on in the ordinary course,

(v)	MGUP has not waived or surrendered any right of material value,

(vi)	MGUP has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $250 individually or $500 in total have been authorized or made.

MGUP - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of MGUP required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by MGUP or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by MGUP.  There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

MGUP - Applicable Laws and Legal Matters

(u)
Licenses. MGUP holds all licenses and permits as may be requisite for carrying on the MGUP Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have an adverse effect on the MGUP Business;

(v)
Applicable Laws. MGUP has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have an adverse effect on the MGUP Business (greater than $250), and to MGUP’s knowledge, MGUP is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in an adverse impact on the MGUP Business;

(w)
Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to MGUP, the MGUP Business, or any of the MGUP Assets nor does MGUP have any knowledge after due investigation of any deliberate act or omission of MGUP that would form any basis for any such action or proceeding;

(x)
No Bankruptcy. MGUP has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against MGUP and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of MGUP;

(y)
Labor Matters. MGUP is not party to any collective agreement relating to the MGUP Business with any labor union or other association of employees and no part of the MGUP Business has been certified as a unit appropriate for collective bargaining or, to the best knowledge of MGUP, has made any attempt in that regard;

(z)
Finder's Fees. MGUP is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)	Authorization and Enforceability. The completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of MGUP;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of MGUP or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which MGUP is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the MGUP Material Contracts, or any right or rights enjoyed by MGUP,

(iii)	result in any alteration of MGUP’s obligations under any agreement to which MGUP is a party including, without limitation, the MGUP Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the MGUP Assets,

(v)	result in the imposition of any tax liability to MGUP relating to the MGUP Assets, or

(vi)	violate any court order or decree to which MGUP is subject;

MGUP Assets - Ownership and Condition

(cc)
Business Assets. The MGUP Assets comprise all of the property and assets of the MGUP Business, and no other person, firm or corporation owns any assets used by MGUP in operating the MGUP Business, whether under a lease, rental agreement or other arrangement;

(dd)	Title. MGUP is the legal and beneficial owner of the MGUP Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the MGUP Assets;

(ff)	MGUP Insurance Policies. MGUP does not maintain the public liability insurance and insurance against loss or damage to the MGUP Assets and the MGUP Business;

(gg)	MGUP Material Contracts. The MGUP Material Contracts listed in Schedule “I” constitute all of the material contracts of MGUP, if any;

(hh)
No Default. There has not been any default in any obligation of MGUP or any other party to be performed under any of the MGUP Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto, if applicable), and MGUP is not aware of any default in the obligations of any other party to any of the MGUP Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of MGUP. MGUP is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

MGUP Assets - MGUP Equipment

(jj)	MGUP Equipment. The MGUP Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

MGUP Assets - MGUP Goodwill and Other Assets

(kk)
MGUP Goodwill. MGUP does not carry on the MGUP Business under any other business or trade names. MGUP does not have any knowledge of any infringement by MGUP of any patent, trademarks, copyright or trade secret;

MGUP Business

(ll)	Maintenance of Business. Since the date of the MGUP Financial Statements, MGUP has not entered into any agreement or commitment except as disclosed herein;

(mm)	Subsidiaries. MGUP does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

MGUP - Shares

(nn)
Shares. The Shares when delivered to the Buyer shall be validly issued and outstanding as fully paid and non-assessable shares and the Shares shall be transferable upon the books of MGUP, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2  Survival. The representations and warranties herein will be true at and as of the date hereof in all material respects.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Buyer, the representations and warranties made herein shall survive the Closing and be effective for a period of twelve months (12) months from the date hereof.

3.3 Indemnity. The Shareholder agrees to indemnify and save harmless the Buyer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Shareholder to defend any such claim), resulting from the breach by them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by MGUP to the Buyer hereunder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1 Representations and Warranties. The Buyer makes the representations and warranties set forth below and intend and acknowledge that MGUP and the Shareholder will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

(a)
Power and Capacity. The Buyer has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes the Buyer’s valid, legal and binding obligation and is enforceable against it in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

(b)
No Conflict.  Neither the execution and delivery of this Agreement by the Buyer, nor compliance with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract or other instrument or obligation to which the Buyer is a party or by which its assets may be bound; or (b) violate any order, writ, injunction or decree applicable to the Buyer, or any of its properties or assets.

(c)
Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the Buyer.  There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Buyer and there is no basis for any action, suit, proceeding or investigation against the Buyer.

4.2 Survival. The representations and warranties of the Buyer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Shareholder, the representations and warranties of the Buyer made herein shall survive the Closing and be effective for a period of twelve (12) months from the date hereof.

4.3 Indemnity. The Buyer agrees to indemnify and save harmless MGUP and the Shareholder from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Buyer to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Buyer to the Shareholder hereunder.

4.4 Escrow. The full amount of the Purchase Price has been placed in escrow (the “Escrow Proceeds”) with JPF Securities Law, LLC.  Upon Closing of the transactions contemplated hereby, the Parties hereby authorize the release of the Escrow Proceeds as follows:  $75,000 to the Seller.

ARTICLE 5
FURTHER COVENANTS

5.1  Legend.   The Buyer agrees to the imprinting of the following legend on any certificates representing the Shares:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(3) OF THE SECURITIES ACT AND MAY NOT BE RESOLD PUBLICLY UNDER RULE 144 UNTIL CERTAIN HOLDING PERIOD REQUIREMENTS ARE MET.”

5.2  Expenses of the Parties.  Except as otherwise expressly provided in this Agreement, all expenses incurred by any party to this Agreement in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the party incurring such expense(s), with the caveat that any expenses incurred by MGUP shall be paid prior to the Closing of the transactions contemplated hereby.

5.3 Further Assurances.  Each party shall cooperate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

ARTICLE 6
CONDITIONS PRECEDENT

6.1 Conditions Precedent in favor of MGUP and the Shareholder. The obligations of MGUP and the Shareholder to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to MGUP hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Buyer at or prior to the Closing will have been complied with or performed; and

(c)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

6.2 Waiver by MGUP and the Shareholder. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of MGUP and the Shareholder and any such condition may be waived in whole or in part by MGUP or the Shareholder at or prior to Closing by delivering to the Buyer a written waiver to that effect signed by MGUP or the Shareholder, as the case may be. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Shareholder shall be released from all obligations under this Agreement.

6.3 Conditions Precedent in Favor of the Buyer. The obligation of the Buyer to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to the MGUP or the Shareholder hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Shareholder or MGUP at or prior to the Closing will have been complied with or performed;

(c)	MGUP will have delivered the Shares, duly and validly issued, to the Buyer at the Closing;

(d)	title to the Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	MGUP shall terminate their current transfer agent and transfer the account to Guardian Registrar & Transfer, Inc.;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(i)
the completion of the transfer of all assets and liabilities of MGUP on or prior to the Closing will have been completed to the satisfaction of the Buyer, which transfer shall reflected in the schedules provided to the Buyer as of the date of the Closing; and

6.4  Waiver by the Buyer. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Buyer and any such condition may be waived in whole or in part by the Buyer at or prior to the Closing by delivering to MGUP and Shareholder a written waiver to that effect signed by the Buyer. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Buyer shall be released from all obligations under this Agreement.

6.5 Confidentiality Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the other party and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 7
CLOSING

7.1 Closing. The sale of the Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

7.2 Closing Deliveries of the Buyer. On or before the Closing, the Buyer will deliver or cause to be delivered to the Shareholder:

(a)	this Agreement, duly executed by the Buyer;

(b)	the Purchase Price

(c)
all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer; and

(d)	such other documents as MGUP may reasonably require to give effect to the terms and intention of this Agreement.

7.3 Closing Deliveries of MGUPand Shareholder. On or before the Closing, MGUP and the Shareholder shall deliver or cause to be delivered to the Buyer:

(a)	this Agreement, duly executed by the Shareholder;

(b)	medallion stamped share certificates representing the Shares;

(c)	updated schedules of MGUP and the Shareholder, dated as of the date of the Closing;

(d)	a certified copy of a resolution of the directors of MGUP dated as of the date of Closing appointing Duane Bennett as Chief Executive Office, Treasurer, Secretary and Vice President of MGUP;

(e)	a certified copy of a resolution of the directors of MGUP dated as of the date of Closing appointing Duane Bennett to the board of directors of MGUP effective immediately;

(f)	resignations of all directors other than Duane Bennett, as directors of MGUP dated as of Closing;

(g)	resignations of all officers other than Duane Bennett, as officers of MGUP dated as of Closing;

(h)	all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer;

(i)
delivery of two letters from the Company regarding their transfer agent, the first from the old transfer agent indicating that there is no outstanding balance on the account and the second letter addressed to the new transfer agent authorizing the Buyer’s designees to make transfers on the account;

(j)	MGUP corporate book;

(k)	Certificate of Good Standing from the State of Nevada, evidencing that MGUP is in good standing with the State of Nevada as of a date within five business days of the Closing; and

(l)	such other documents as the Buyer may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 8
POST-CLOSING MATTERS

Forthwith after the Closing, the Buyer and the Shareholder agree to use all their best efforts to:

(a)	take such steps are required to change the name of MGUP to as Buyer may determine.

ARTICLE 9
GENERAL PROVISIONS

9.1 Arbitration. The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in Las Vegas, Nevada.

9.2 Notice. Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.3 Addresses for Service. The address for service of notice of each of the parties hereto is as follows:

(a)	the Shareholder:

___
___
___

(b)	the Buyer:

Duane Bennett
_____
_____
_____

9.4 Change of Address. Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.5 Amendment.  This Agreement may be amended only by a writing executed by each of the parties hereto.

9.6 Entire Agreement. The provisions contained herein constitute the entire agreement among the Buyer and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Buyer and the Shareholder with respect to the subject matter hereof.

9.7 Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9 Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State.  The parties agree to be subject to the exclusive jurisdiction and venue of the state and federal courts located in Clark County, Nevada.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

Shareholder:

_________________________
Name: David E. Mead, Individual

Media Group South, Inc.

By:______________________
Name: David E. Mead
Title:  President and Director

Buyer:

_________________________
           Name: Duane Bennett, Individual

Exhibit A

Name of Shareholder	Number of Shares	Percent of Outstanding
David E. Mead	22,000,000	%72.47

PURCHASE PRICE

Name	Dollar Amount
Duane Bennett	$75,000